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                                                                    EXHIBIT 99.1


                        Safe Harbor Compliance Statement

         In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), 15 U.S.C.A. Sections 77z-2 and 78u-5 (Supp. 1996), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. Harbinger Corporation ("Harbinger" or the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

         "Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of Harbinger. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward-Looking Statements (the "Safe Harbor Statement") to reflect future developments. In addition, Harbinger undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. This Safe Harbor Statement supersedes that certain Safe Harbor Statement filed as Exhibit 99.5 to the Company's Current Report on Form 8-K dated October 29, 1997.

         Harbinger provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward-looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the disclosures contained in the Annual Report on Form 10-K to which this statement is appended as an exhibit and also include the following;

         Integration of Recent Acquisitions; Future Acquisitions. Harbinger Corporation ("Harbinger" or "Company") has completed a number of acquisitions since January 1, 1997, including the acquisitions of Premenos Technology Corp. ("Premenos"), Atlas Products International, Limited and it affiliate ("Atlas"), Acquion, Inc. ("Acquion"), SupplyTech, Inc. and its affiliated entities (collectively, "SupplyTech"), and the minority interests of Harbinger NET Services, LLC ("HNS"). Premenos, Acquion, SupplyTech and HNS have historically reported significant operating losses. In addition, the acquisition of Premenos represents Harbinger's largest acquisition to date and will require significant management time and attention to successfully integrate the business and operation of the two companies. Harbinger's acquisitions present a number of risks and challenges, including the historical operating losses of Premenos, Acquion, SupplyTech and HNS, the integration of the software products of the acquired companies into Harbinger's current suite of products, the integration of the sales forces of acquired companies into Harbinger's existing sales operations, the coordination of customer support services, the integration of international operations of acquired companies with Harbinger's international affiliates, and the diversion of management's attention from other business concerns. In connection with its prior acquisitions, Harbinger has experienced the following effects during the periods subsequent to such acquisitions: integration costs and expenses associated with such acquisition transactions; refinement of the acquired companies business operations to conform to Harbinger's mission and strategy, and the discontinuance of the non-core business operations of the acquired company; and elimination of certain revenue opportunities as a result of product overlap, channel conflict, or other competitive overlap. Management of Harbinger currently anticipates that all or certain of the foregoing factors may impact future operating results of Harbinger as a result of the consummation of the merger with Premenos (the "Merger") including, but not limited to, growth in revenue and operating income in future periods. Several of the newly acquired products address the same markets as, and may therefore be competitive with, or redundant with, existing Harbinger products. There can be no assurance that Harbinger can successfully assimilate its operations and integrate its software products with these recently acquired operations, software products and technologies, that Harbinger will be successful in repositioning its products on a timely basis to achieve market acceptance or that the integration efforts associated with recent acquisitions will not have a material adverse effect upon Harbinger's



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business or results of operations in future periods. Any delay in such integration efforts or adverse developments associated therewith could have a material adverse effect on Harbinger.

         Harbinger's growth has been significantly enhanced through acquisitions of other businesses, products and licenses. There can be no assurance that in the future Harbinger will be able to identify suitable acquisition candidates available for sale at reasonable prices, consummate any acquisition or successfully integrate any acquired business into Harbinger's operations. Operational and software integration problems may arise if Harbinger undertakes future acquisitions of complementary products, technologies or businesses. Future acquisitions may also result in potentially dilutive issuances of equity securities, the incurrence of additional debt, the write-off of in-process product development and capitalized product costs, integration costs, and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on Harbinger. Acquisitions involve numerous additional risks, including difficulties in the assimilation of the operations, products and personnel of the acquired company, differing company cultures, the diversion of management's attention from other business concerns, risks of entering markets in which Harbinger has little or no direct prior experience, and the potential loss of key employees of the acquired company. Customer satisfaction or performance problems at a single acquired firm could have a material adverse impact on the reputation of Harbinger as a whole. Although Harbinger has cash resources of approximately $100 million, to the extent Harbinger desires to finance a future acquisition, there can be no assurance that Harbinger will be able to secure financing for such a transaction on reasonable terms or at all. See "Ability to Manage Growth."

         Factors Affecting Operating Results; Potential Fluctuations in Quarterly Results. Although Harbinger has been able to grow its revenue and operating income (before special charges) in the past, there can be no assurance that Harbinger will be able to continue to grow its revenue and operating income at historical levels in the future or that fluctuations in revenue or operating income growth will not occur in future periods. Factors currently known to management that could impact rate of growth in revenue or operating income in future periods include, but are not limited to, the management time and effort currently anticipated in connection with the integration of recently acquired businesses, and a slow down in the rate of growth of AS/400 EDI sales. In addition, Harbinger's quarterly operating results have in the past and may in the future vary or decrease significantly depending on factors such as revenue from software sales, the timing of new product and service announcements, changes in pricing policies by Harbinger and its competitors, market acceptance of new and enhanced versions of Harbinger's products, the size and timing of significant orders, changes in operating expenses, changes in Harbinger's strategy, personnel changes, government regulation, the introduction of alternative technologies, the effect of acquisitions and general economic factors. Harbinger has limited or no control over many of these factors. Harbinger has experienced losses in the past, and at December 31, 1997, Harbinger had an accumulated deficit of approximately $59.8 million. Harbinger operates with virtually no software product order backlog because its software products typically are shipped shortly after orders are received. As a result, revenues in any quarter are substantially dependent on the quantity of purchases of services requested and product orders received in that quarter. Quarterly revenues also are difficult to forecast because the market for electronic commerce and EDI software products is rapidly evolving and Harbinger's revenues in any period may be significantly affected by the announcements and product offerings of Harbinger's competitors as well as alternative technologies. Harbinger's IVAS and electronic catalog products are more complex and expensive compared to Harbinger's other electronic commerce and Internet products introduced to date, and will generally involve significant investment decisions by prospective customers. Accordingly, Harbinger expects that in selling its IVAS and electronic catalog products it will encounter risks typical of companies that rely on large dollar purchase decisions, including the reluctance of purchasers to commit to major investments in new products and protracted sales cycles, both of which add to the difficulty of predicting future revenues and may result in quarterly fluctuations. Harbinger's expense levels are based, in part, on its expectations as to future revenues. If revenue levels are below expectations, Harbinger may be unable or unwilling to reduce expenses proportionately and operating results are likely to be adversely affected. As a result, Harbinger believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Due to all of the foregoing factors, it is likely that in some future quarter or quarters Harbinger's operating results will be below the expectations of public market analysts and investors. In such event, the price of the Harbinger Common Stock will likely be adversely affected in a material manner.

         Harbinger recognizes revenues for software license fees upon shipment, net of estimated returns. Customers using Harbinger's PC products are permitted to return products after delivery for a specified period,




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generally 60 days. Harbinger generally has experienced returns of approximately
10% to 30% of the PC product license fees, and Harbinger records revenues after a deduction for estimated returns. Any material increase in Harbinger's return experience could have an adverse effect on its operating results. See "Integration of Recent Acquisitions; Future Acquisitions."

         Acquisition-Related and Other Charges; Loss Expected in Quarter Ending March 31, 1998. In the first quarter of 1998, Harbinger expects to incur approximately $15.0 million in acquisition and integration related charges. As a result of these charges, Harbinger expects to incur a net loss for the first quarter of 1998. Certain of the costs and expenses incurred in connection with these integration activities and reflected in such charges included internal expense allocations which may recur in other expense categories in the future and may result in an increase in some expense categories in Harbinger's results of operations in future periods.

         Ability to Manage Growth. Harbinger has recently experienced significant growth in revenue, operations and personnel as it has made strategic acquisitions, added subscribers to the Harbinger VAN and IVAS and increased the number of licensees of its software products. This growth could continue to place a significant strain on Harbinger's management and operations, including its sales, marketing, customer support, research and development, finance and administrative operations. Achieving and maintaining profitability during a period of expansion will depend, among other things, on Harbinger's ability to successfully expand its products, services and markets and to manage its operations and acquisitions effectively. Difficulties in managing growth, including difficulties in obtaining and retaining talented management and product development personnel, especially following an acquisition, could have a material adverse effect on Harbinger.

         Ability to Respond to Rapid Change. Harbinger's future success will depend significantly on its ability to enhance its current products and develop or acquire and market new products which keep pace with technological developments and evolving industry standards as well as respond to changes in customer needs. The market for electronic commerce and EDI products and services, VAN services and Internet software products and services is characterized by rapidly changing technology, evolving industry standards and customer demands, and frequent new product introductions and enhancements. There can be no assurance that Harbinger will be successful in developing or acquiring product enhancements or new products to address changing technologies and customer requirements adequately, that it will introduce such products on a timely basis, or that any such products or enhancements will be successful in the marketplace. Harbinger's delay or failure to develop or acquire technological improvements or to adapt its products to technological change would have a material adverse effect on Harbinger's business, results of operations and financial condition. The failure of Harbinger's management team to respond effectively to and manage rapidly changing technological and business conditions as well as the growth of its own business, should it occur, could have a material adverse impact on Harbinger's business, results of operations and prospects.

         Intense Competition. The electronic commerce, EDI and network services and products businesses are intensely competitive, and Harbinger has many competitors with substantially greater financial, marketing, personnel and technological resources than Harbinger. Other companies offer products and services that may be considered by customers to be acceptable alternatives to Harbinger's products and services. Certain companies also operate private computer networks for transacting business with their trading partners and Harbinger expects other companies to offer products and services competitive with the Templar, Express and IVAS products and services. It is expected that other companies may develop and implement similar computer-to-computer networks, some of which may be "public" networks such as Harbinger's and others may be "private," providing services only to a specific group of trading partners, thereby reducing Harbinger's ability to increase sales of its network services. In addition, several companies offer PC-based, midrange NT and UNIX, and mainframe and Internet computer software products which compete with Harbinger's software products. Advanced operating systems and applications software from Microsoft and other vendors also may offer electronic commerce functions that limit Harbinger's ability to sell its software products. Harbinger believes that the continuing acceptance of electronic commerce and EDI will attract new competitors, including software applications and operating systems companies that may bundle electronic commerce solutions with their programs, and alternative technologies that may be more sophisticated and cost effective than Harbinger's products and services. Competitive companies may offer certain electronic commerce products or services, such as communications software or network transactional services, at no charge or a deeply discounted charge, in order to obtain the sale of other products or services. Since Harbinger's






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agreements with its network subscribers generally are terminable upon 30 days'
notice, Harbinger does not have the contractual right to prevent its customers from changing to a competing network. See "Dependence on New Products; Industry Standards." Competitors that offer products and/or services that compete with various of Harbinger's products and services include, among others, IBM, Inc.; AT&T; Computer Associates International, Inc.; EDS; General Electric Information Systems; QuickResponse Services, Inc.; Sterling Commerce, Inc., Aspect Development, Inc., TSI International, Inc., Ariba Technologies, Inc. and a joint venture between British Telecommunications Plc and MCI Communications Corporation; as well as the internal programming staffs of various businesses engaging in electronic commerce.

         Emergence of Electronic Commerce Over the Internet. The Internet provides an alternative means of providing electronic commerce to business trading partners. The market for Internet software and services is both emerging and highly competitive, ranging from small companies with limited resources to large companies with substantially greater financial, technical and marketing resources than Harbinger. In addition to Harbinger's Internet related products and services, several existing competitors of Harbinger have introduced their own Internet electronic commerce products and services. Moreover, new competitors, which may include telephone companies and media companies, are likely to increase the provision of business-to-business data transmission services using the Internet. There is no assurance that the Internet will become an accepted method of electronic commerce. There is no assurance that Harbinger's TrustedLink Guardian end user software and IVAS or Premenos' Templor Products, which enable electronic commerce over the Internet, will be accepted in the Internet market or can be competitive with other products based on evolving technologies. If the Internet becomes an accepted method of electronic commerce, Harbinger could lose network customers from its VAN which would reduce recurring revenue from network services and have a material adverse effect on Harbinger. Even if customers choose Harbinger's Internet solutions, the revenue gained from the sale of these solutions may not offset the loss of revenue from the sale of Harbinger's traditional EDI solutions.

         The use of Harbinger's and Premenos' Internet electronic commerce products and services will depend in large part upon the continued development of the infrastructure for providing Internet access and services. Use of the Internet for business-to-business electronic commerce services raises numerous issues that greatly impact the development of this market. These issues include reliability, data security and data integrity, timely transmission, and pricing of products and services. Because global commerce and online exchange of information on the Internet is new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. The Internet has experienced, and is expected to continue to experience, substantial growth in the number of users and the amount of traffic. There can be no assurance that the Internet will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the adoption of new standards and protocols to handle increased levels of Internet activity, or due to increased governmental regulation. There can be no assurance that the infrastructure or complementary services necessary to make the Internet a viable commercial marketplace will be developed, or, if developed, that the Internet will become a viable commercial marketplace for products and services such as those offered by Harbinger and Premenos. If the necessary infrastructure or complementary services or facilities are not developed, or if the Internet does not become a viable commercial marketplace, Harbinger's business, operating results or financial condition will be materially adversely affected.

         Dependence on New Products; Industry Standards. The electronic commerce industry is characterized by rapid technological change, frequent new product and service introductions and evolving industry standards. Harbinger's future success will depend in significant part on its ability to anticipate industry standards, to continue to apply advances in electronic commerce product and service technologies, to enhance existing products and services, and to introduce and acquire new products and services on a timely basis to keep pace with technological developments. There can be no assurance that Harbinger will be successful in developing, acquiring or marketing new or enhanced products or services that respond to technological change or evolving industry standards, that Harbinger will not experience difficulties that could delay or prevent the successful development, acquisition or marketing of such products or services or that its new or enhanced products and services will adequately meet the requirements of the marketplace and achieve market acceptance. In the past, Harbinger has experienced delays in the commencement of commercial shipments of new products and enhancements, resulting in delays or losses of product revenues. Such delays or failure in the introduction of new or enhanced products or services, or the failure




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of such products or services to achieve market acceptance, could have a material adverse effect on the business, results of operations and financial condition of Harbinger.

         Investment in International Subsidiaries; International Growth and Operations. Harbinger believes that its continued growth and profitability will require expansion of its international operations through its international subsidiaries, including Atlas, NTEX Holding, B.V. in The Netherlands and INOVIS GmbH & Co. in Germany, as well as the international operations of SupplyTech in the United Kingdom, Italy and Mexico and Premenos in France (collectively, the "International Subsidiaries"). This expansion will require financial resources and significant management attention, particularly by certain members of the management of Harbinger. Harbinger's ability to successfully expand its business internationally will also depend upon its ability to attract and retain both talented and qualified managerial, technical and sales personnel and electronic commerce services customers outside the United States and its ability to continue to effectively manage its domestic operations while focusing on international expansion. Certain of the International Subsidiaries have experienced operating losses in their recent histories and some have experienced significant operating losses in their recent histories. To the extent that the International Subsidiaries are unable to penetrate international markets in a timely and profitable manner, Harbinger's growth, if any, in international sales will be limited, and Harbinger could be materially adversely affected.

         During the third quarter of 1997, Harbinger's growth in revenue was adversely affected by a fluctuation in currency exchange rates, management issues associated with its European operations, and general softness in demand in the European markets. Moreover, Harbinger's ability to successfully implement its international strategy may require installation and operation of a value-added network and implementation of its IVAS software in other countries, as well as additional improvements to its infrastructure and management information systems, including its international customer support systems. In addition, there can be no assurance that Harbinger will be able to maintain or increase international market demand for Harbinger's products or services.

         International operations are subject to certain inherent risks, including unexpected changes in regulatory requirements and tariffs, longer payment cycles, increased difficulties in collecting accounts receivable and potentially adverse tax consequences. To the extent international sales are denominated in foreign currencies, gains and losses on the conversion to U.S. dollars of revenues, operating expenses, accounts receivable and accounts payable arising from international operations may contribute to fluctuations in Harbinger's results of operations. Harbinger has not entered into any hedging or other arrangements for the purpose of guarding against the risk of currency fluctuation. In addition, sales in Europe and certain other parts of the world typically are adversely affected in the third calendar quarter of each year because many customers reduce their business activities in the summer months.

         Dependence on Key Management and Personnel; Ability to Attract and Retain Qualified Personnel. Harbinger's success is largely dependent upon its executive officers and key sales and technical personnel, the loss of one or more of whom could have a material adverse effect on Harbinger. The future success of Harbinger will depend in large part upon its ability to attract and retain talented and qualified personnel. In particular, Harbinger believes that it will be important for Harbinger to hire experienced product development and sales personnel. Competition in the recruitment of highly-qualified personnel in the computer software and electronic commerce industries is intense. The inability of Harbinger to locate and retain such personnel may have a material adverse effect on Harbinger. No assurance can be given that Harbinger can retain its key employees or that it can attract qualified personnel in the future. Harbinger currently carries key-person life insurance policies on the lives of Messrs. Howle, Leach, Davis and Travers.

         Year 2000 Compliance. Much publicity has been given to the "Year 2000" issue and the ability of computer systems to function properly in the new millennium. Most of the latest versions of the Company's products released or to be released are designed to be Year 2000 compliant. The Company is in the process of determining the extent to which its earlier software products as implemented in the Company's installed customer base are Year 2000 compliant, as well as the impact of any non-compliance on the Company and its customers. The Company currently anticipates that any problems resulting from non-compliant products will be addressed through a combination of product modifications as part of planned product enhancements and migration of customers to functionally similar products which are Year 2000 compliant. Additional efforts are being made to modify or





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replace other noncompliant software, systems and equipment used by the Company internally, including third party software, before the year 1999. Further, the Company is aware of the risk that third parties, including vendors and customers of the Company, will not adequately address the Year 2000 problem and the resultant potential adverse impact on the Company. The Company projects that the majority of the compliance effort will be absorbed with the product enhancements planned for 1998, and thus that the Year 2000 problem will not have a material adverse impact on the Company's business, operating results and financial condition, although there can be no assurance to that effect. Regardless of whether the Company's products are Year 2000 compliant, there can be no assurance that customers will not assert Year 2000 related claims against the Company. The Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues in a variety of ways. Many companies are expending significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase software products such as those offered by the Company. Potential customers may also choose to defer purchasing Year 2000 compliant products until they believe it is absolutely necessary, thus resulting in potentially stalled market sales within the industry. Conversely, Year 2000 issues may cause other companies to accelerate purchases, thereby causing an increase in short-term demand and a consequent decrease in long-term demand for software products. Additionally, Year 2000 issues could cause a significant number of companies, including current Company customers, to reevaluate their current software needs, and as a result switch to other systems or suppliers. Any of the foregoing could result in a material adverse effect on the Company's business, operating results and financial condition. Any of the foregoing, or combination thereof, could result in a material adverse effect on the Company's business, operating results and financial condition.

         Dependence on Alliance Partners. Harbinger has various agreements with alliance partners for the distribution and marketing of certain software products of Harbinger. These alliance partners pay Harbinger royalties representing a percentage of fees generated from the sale of software licensed from Harbinger. For the years ended December 31, 1995 and 1996, revenues from one of these alliance partners were approximately $1.4 million and $5.7 million, respectively, which equaled the contractual minimum royalty during those years. There is no minimum royalty obligation after 1996, and Harbinger has experienced and believes that revenues from this alliance partner will decline in the future. Further, based on amendments to the arrangement, Harbinger has experienced and believes that the average collection period related to cash flows derived from royalty revenues earned from this alliance partner will lengthen substantially. In addition, in 1997 Premenos was dependent on a distribution partner for approximately 6% of revenues, arising principally from this partner's distribution efforts in Europe and other overseas locations. There can be no assurance that this partner will continue to distribute Premenos or Harbinger products in 1998, or that such distribution efforts, if continued, will achieve the same degree of results.

         Risks of Product Development. Software products as complex as those offered by Harbinger may contain undetected errors or failures when first introduced or when new versions are released. If software errors are discovered after introduction, Harbinger could experience delays or lost revenues during the period required to correct these errors. There can be no assurance that, despite testing by Harbinger and by current and potential customers, errors will not be found in new products or releases after commencement of commercial shipments, resulting in loss of or delay in market acceptance, additional and unexpected expenses to fund further product development or to add programming personnel to complete a development project, and loss of revenue because of the inability to sell the new product on a timely basis, any one or more of which could have a material adverse effect on Harbinger.

         Dependence on Data Centers. The network service operations of Harbinger are dependent upon the ability to protect computer equipment and the information stored in Harbinger's data centers against damage that may be caused by fire, power loss, telecommunication failures, unauthorized intrusion, computer viruses and disabling devices and other similar events. Notwithstanding precautions Harbinger has taken, there can be no assurance that a fire or other natural disaster, including national, regional or local telecommunications outages, would not result in a prolonged outage of Harbinger's network services. In the event of a disaster, and depending on the nature of the disaster, it may take from several hours to several days before Harbinger's off-site computer system can become operational for all of Harbinger's customers, and use of the alternative off-site computer would result in substantial additional cost to Harbinger. In the event that an outage of Harbinger's network extends for more than several hours, Harbinger will experience a reduction in revenues by reason of such outage. In the event that such outage extends


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for one or more days, Harbinger could potentially lose many of its customers, which may have a material adverse effect on Harbinger.

         Dependence upon Certain Licenses. Harbinger relies on certain technology that it licenses from third parties and other products that are integrated with internally developed software and used in Harbinger's products to perform key functions or to add important features. There can be no assurance that Harbinger will be successful in negotiating third-party technology licenses on suitable terms or that such licenses will not be terminated in the future. Moreover, any delay or product problems experienced by such third party suppliers could result in delays in introduction of Harbinger's products and services until equivalent technology, if available, is identified, licensed and integrated, which could have a material adverse effect on Harbinger's business, operating results and financial condition.

         Limited Protection of Proprietary Technology; Risks of Infringement. Harbinger relies primarily on a combination of copyright, patent and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. Harbinger seeks to protect its software, documentation and other written materials principally under trade secret and copyright laws, which afford only limited protection. Harbinger presently has one patent for an electronic document interchange test facility and a patent application pending for an EDI communication system. Despite Harbinger's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of Harbinger's products or to obtain and use information that Harbinger regards as proprietary. There can be no assurance that Harbinger's means of protecting its proprietary rights will be adequate or that Harbinger's competitors will not independently develop similar technology. In distributing many of its products, Harbinger relies primarily on "shrink wrap" licenses that are not signed by licensees and, therefore, may be unenforceable under the laws of certain jurisdictions. In addition, Harbinger has licensed it products to users and distributors in other countries, and the laws of some foreign countries do not protect Harbinger's proprietary rights to as great an extent as the laws of the United States. Harbinger does not believe that any of its products infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim infringement by Harbinger with respect to current or future products, and Harbinger has agreed to indemnify many of its customers against such claims. Harbinger expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in electronic commerce grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit could be time-consuming, result in costly litigation, cause product shipment delays or require Harbinger to enter into royalty or licensing agreements and indemnify its customers against resulting liability, if any. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Harbinger or at all, which could have a material adverse effect on Harbinger.

         Government Regulatory and Industrial Policy Risks. Harbinger's network services are transmitted to its customers over dedicated and public telephone lines. These lines are governed by Federal and state regulations establishing the rates, terms and conditions for their use. Changes in the legislative and regulatory environment relating to online services, EDI or the Internet access industry, including regulatory or legislative changes which directly or indirectly affect telecommunication costs, restrict content or increase the likelihood of competition from regional telephone companies or others, could have a material adverse effect on Harbinger's business. The Telecommunications Act of 1996 ("Act") amended the federal telecommunications laws by lifting restrictions on regional telephone companies and others competing with Harbinger and imposed certain restrictions regarding obscene and indecent content communicated to minors over the Internet or through interactive computer services. The Act set in motion certain events that will lead to the elimination of restrictions on regional telephone companies providing transport between defined geographic boundaries associated with the provision of their own information services. This will enable regional telephone companies to more readily compete with Harbinger by packaging information service offerings with other services and providing them on a wider geographic scale. While provisions of the Act prohibiting the use of a telecommunications device or interactive computer service to send or display indecent material to minors have been held by the U.S. Supreme Court to be unconstitutional, there can be no assurance that future legislative or regulatory efforts to limit use of the Internet in a manner harmful to Harbinger will not be successful. The Clinton administration has announced an initiative to establish a framework for global electronic commerce. Also, some countries such as Germany have adopted laws regulating aspects of the Internet, and there are a number of bills currently being considered in the United States at the federal and state levels involving encryption and digital signatures, all of which may impact Harbinger. Harbinger cannot predict the



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impact, if any, that the Act and future court opinions, legislation, regulations or regulatory changes in the United States or other countries may have on its business. Management believes that Harbinger is in compliance with all material applicable regulations. Harbinger's Trusted Link Guardian product and the Templar product both incorporate encryption technology which is subject to U.S. export control regulations. Although both products are currently exportable under licenses granted by the Commerce Department, government regulation in this area is subject to frequent change and there can be no assurance that these products will remain exportable.

         Anti-Takeover Provisions. The Harbinger Board has authority to issue up to 20,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of the preferred stock without further vote or action by Harbinger shareholders. The rights of the holders of Harbinger Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. While Harbinger has no present intention to issue additional shares of preferred stock, such issuance, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Harbinger. In addition, the Harbinger Charter and the Harbinger Bylaws contain provisions that may discourage proposals or bids to acquire Harbinger. This could limit the price that certain investors might be willing to pay in the future for shares of Harbinger Common Stock. The Harbinger Charter provides for a classified board of directors with three-year, staggered terms for its members. The classification of the Harbinger Board could have the effect of making it more difficult for a third party to acquire control of Harbinger.





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